AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

         This AMENDMENT, dated as of the 17th day of September, 1998, is made by and between Alleghany Funds (formerly known as CT&T Funds), a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group, Inc. ("First Data"), a Massachusetts corporation (collectively, the "Parties").
                                                              WITNESSETH THAT:
         WHEREAS, the Trust and First Data have entered into an agreement dated June 1, 1997, wherein First Data agreed to provide stock transfer agency, shareholder services and related other services to the Trust ("Transfer Agency and Services Agreement"); and
         WHEREAS, the Parties wish to amend the Transfer Agency and Services Agreement to include under its terms four additional separate series of shares identified as the Alleghany/Chicago Trust SmallCap Value Fund, Alleghany/Veredus Aggressive Growth Fund, Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Exhibit "1" to the Transfer Agency and Services Agreement in the form attached hereto as Exhibit "1".
         This Amendment shall take effect upon the date or dates when the respective amendments to the registration statement of the Trust registering the Alleghany/Chicago Trust SmallCap Value Fund, Alleghany/Veredus Aggressive Growth Fund, Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund become effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one type written page, together with Exhibit "1", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


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Alleghany Funds                         First Data Investor Services Group, Inc.

KENNETH C. ANDERSON                     BARBARA L. WORTHEN
By:  Kenneth C. Anderson, President     By: Barbara L. Worthen

GERALD F. DILLENBURG                    CHRISTINE P. RITCH
Attest:  Gerald F. Dillenburg, V.P.     Attest: Christine P. Ritch


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                                   EXHIBIT "1"

                            AS OF September 17, 1998



                               LIST OF PORTFOLIOS

                          Montag & Caldwell Growth Fund
                       Chicago Trust Growth & Income Fund
                            Chicago Trust Talon Fund
                           Chicago Trust Balanced Fund
                (formerly known as Chicago Trust Asset Allocation
               Fund) Montag & Caldwell Balanced Fund Chicago Trust
               Bond Fund Chicago Trust Municipal Bond Fund Chicago
                 Trust Money Market Fund Alleghany/Chicago Trust
                SmallCap Value Fund Alleghany/Veredus Aggressive
                Growth Fund Alleghany/Blairlogie Emerging Markets Fund Alleghany/Blairlogie International Developed
                                      Fund